Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL’S SANDISK SUBSIDIARIES INITIATE NEW ARBITRATION PROCEEDINGS AGAINST TOSHIBA IN THE ICC INTERNATIONAL COURT OF ARBITRATION

Toshiba’s Decision to Unilaterally Invest in Manufacturing Equipment

at Fab 6 Operations Constitutes a Breach of the JV Agreement

Terms of the JV Agreement are Clear; SanDisk has the Right to Jointly Invest

in Expansions and Conversions of BiCS Manufacturing Capacity

SAN JOSE, Calif. — Sept. 20, 2017 — Western Digital Corp. (NASDAQ: WDC) today announced that several of its SanDisk subsidiaries have filed an additional Request for Arbitration with the ICC International Court of Arbitration related to three NAND flash-memory joint ventures (“JVs”) operated with Toshiba Corporation (“Toshiba”).

On Aug. 3, 2017, Toshiba announced that it would unilaterally invest in manufacturing equipment for the Fab 6 clean room at the JV operations in Yokkaichi, Japan. The arbitration demand seeks, among other things, a permanent injunction preventing Toshiba from making unilateral investments in manufacturing equipment for Fab 6 without first giving SanDisk the opportunity to make a comparable investment in expansions and conversions of JV capacity for BiCS 3D NAND flash memory.

Western Digital commented:

It is unfortunate that SanDisk is forced to initiate binding arbitration to remedy Toshiba’s retaliatory breach of the JV agreement entered into by both SanDisk and Toshiba.

The terms of the agreement and our related legal rights are clear. The agreement gives SanDisk the right to participate in expansions and conversions of manufacturing capacity for BiCS 3D NAND flash memory products through joint investments in Fab 6 equipment. Toshiba has improperly denied SanDisk its rights to joint investment by unilaterally investing in manufacturing equipment at Fab 6.

Western Digital’s SanDisk Subsidiaries Initiate New Arbitration Proceedings Against Toshiba

in the ICC International Court of Arbitration

We believe that our NAND supply requirements through calendar 2018 are secure, with no meaningful supply from Fab 6 anticipated until calendar year 2019.

We will continue to act in the best interests of our stakeholders, protecting SanDisk’s interests in the JVs and consent rights through both our request for injunctive relief and the arbitration process.

The arbitration requests filed by Western Digital’s SanDisk subsidiaries on May 14, 2017, and July 5, 2017, continue to move forward in the ICC International Court of Arbitration.

About Western Digital

Western Digital is an industry-leading provider of storage technologies and solutions that enable people to create, leverage, experience and preserve data. The company addresses ever-changing market needs by providing a full portfolio of compelling, high-quality storage solutions with customer-focused innovation, high efficiency, flexibility and speed. Our products are marketed under the HGST, SanDisk and WD brands to OEMs, distributors, resellers, cloud infrastructure providers and consumers. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This news release contains certain forward-looking statements, including statements concerning the JVs and Fab 6 at the JV operations in Yokkaichi, Japan, SanDisk’s rights under the JV agreement and its actions to protect such rights, ongoing proceedings with respect to those rights, and our NAND supply requirements. There are a number of risks and uncertainties that may cause these forward-looking statements to be inaccurate including, among others: uncertainties with respect to the company’s business ventures with Toshiba; volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures;

Western Digital’s SanDisk Subsidiaries Initiate New Arbitration Proceedings Against Toshiba

in the ICC International Court of Arbitration

difficulties or delays in manufacturing; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on Aug. 29, 2017, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

###

Western Digital, WD and SanDisk are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the U.S. and/or other countries. Other trademarks, registered trademarks, and/or service marks, indicated or otherwise, are the property of their respective owners. © 2017 Western Digital Corporation or its affiliates. All rights reserved.

Contacts

United States

Media Contact:

Jim Pascoe, 408-717-6999

jim.pascoe@wdc.com

or

Investor Contact:

Bob Blair, 949-672-7834

robert.blair@wdc.com

or

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Jed Repko / Ed Trissel

415-869-3950 / 212-355-4449

wdcmedia@joelefrank.com

Japan

Media Contacts:

Emi Hatano, 090-5765-9730

emi.hatano@sandisk.com

or

Ashton Consulting

John Sunley / Brendan Jennings

03 5425-7220 / 090—7416-0180 / 050 7576-6190

WDC_JapanPR@ashton.jp